As filed with the Securities and Exchange Commission on December 5, 2006

Registration No. 333-132296

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 7
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MDWERKS, INC.

(Name of Small Business Issuer in Its Charter)

Delaware	7389	33-1095411
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address and Telephone Number of Registrant's Principal Executive Offices)

Howard B. Katz
Chief Executive Officer
MDwerks, Inc.
Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442
(954) 389-8300

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Stephen P. Katz, Esq.
Peckar & Abramson, P.C.
70 Grand Ave.
River Edge, New Jersey 07661
(201) 343-3434

As soon as practicable after the effective date of this registration statement

(Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (‘‘Securities Act’’), check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,231,049	$3.05[2]	$3,754,699	$401.75
Common Stock underlying Warrants, exercise price $2.50 per share	573,800	$3.05 [2]	$1,750,090	$187.26
Warrants, exercise price $2.50 per share	573,800	n/a3	n/a3	n/a3
Common Stock underlying Series A Preferred Stock	286,667	$3.05[2]	$874,334	$93.55
Common Stock underlying Series A Warrants, exercise price $3.00 per share	566,667	$3.05[2]	$1,728,334	184.93
Series A Warrants, exercise price $3.00 per share	566,667	n/a3	n/a3	n/a
Common Stock underlying Class C Warrants, exercise price $2.25 per share	111,111	$3.05[2]	$338,889	$36.26
Common Stock underlying Senior Notes, conversion price $2.25 per share	2,777,778	$3.05[2]	$14,707,777	$906.53

1.	Pursuant to Rule 416 of the Securities Act, the shares of Common Stock offered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

2.	Estimated at $3.05 per share, the last sale price of Common Stock as reported on the OTC Bulletin Board regulated quotation service on September 21, 2006, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

3.	Pursuant to rule 457(g) no additional fee is required as shares underlying the warrants are being registered for distribution in this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any shareholders' or directors' resolution or by contract. We also have director and officer indemnification agreements with each of our executive officers and directors which provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any ‘‘claim’’ (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Item 25.	Other Expenses Of Issuance And Distribution

We will pay all expenses in connection with the registration and sale of our common stock. All amounts shown are estimates except for the registration fee.

EXPENSE	AMOUNT
Registration Fee	$1,810.28
Transfer Agent Fees	5,000.00
Costs of Printing and Engraving	1,500.00
Legal Fees	50,000.00
Accounting Fees	10,000.00
Miscellaneous	5,000.00
TOTAL	$73,310.28

Item 26.	Recent Sales of Unregistered Securities

MDwerks, Inc. was incorporated in the State of Delaware on July 22, 2003 and 18,000,000 shares were issued to Peter Banysch in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘‘Act’’). Such shares were issued to Peter Banysch as founders shares as compensation for payment of cash in the amount of $18,000.00 based on the par value of the stock. On January 15, 2004 we issued 4,000,000 shares of our common stock to Victor Bowman in reliance on the exemption under Section 4(2) of the Securities Act of 1933 as compensation for services rendered valued at $0.005 as compensation in the amount of $20,000 based on the offering price prior to this issuance.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Banysch and Mr. Bowman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘‘public offering.’’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2003, we sold a total of 2,400,000 shares of our common stock to 12 investors at a price per share of $0.005 for an aggregate offering price of $12,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Georgina Bresolin	150,000
Richard Choi	150,000
Ernie Dahl	100,000
Dominique Elophe	150,000
Adam Ford	150,000
Fiona Hanson	200,000
Richard Hunter	400,000
Elisabeth Johnson	150,000
Donal Kelly	200,000
Wilson Lo	150,000
Rick Nuessler	400,000
Scott Raleigh	200,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 12 investors, we only issued a total of 2,400,000 shares in the offering and we only sold the shares at $.005 per share for a total of $12,000. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘‘public offering.’’ These investors received a memorandum disclosing information on us similar to this prospectus. Each investor also completed a questionnaire to confirm that there were sophisticated and could bear the economic risk of their investment. Each of these investors had some form of prior relationship with Mr. Banysch in that these investors were all either friends or family of Mr. Banysch or friends of the family and friends of Mr. Banysch. Therefore this offering was done with no general solicitation or advertising by Mr. Banysch. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In January 2004, we sold a total of 150,000 shares of our common stock to 1 investor at a price per share of $0.08 for an aggregate offering price of $12,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Gerard Lenoski	150,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 1 investor, we only issued a total of 150,000 shares in the offering and we only sold the shares at $.08 per share for a total of $12,000.In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘‘public offering.’’ These investors received a memorandum disclosing information on us similar to this prospectus. Each investor also completed a questionnaire to confirm that there were sophisticated and could bear the economic risk of their investment. Each of these investors had some form of prior relationship with Mr. Banysch in that these investors were all either friends or family of Mr. Banysch or friends of the family and friends of Mr. Banysch. Therefore this offering was done with no general solicitation or advertising by Mr. Banysch. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2004, we sold a total of 12,000 shares of our common stock to 1 investor at a price per share of $0.25 for an aggregate offering price of $3,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Michelle Lemon	12,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 1 investor, we only issued a total of 12,000 shares in the offering and we only sold the shares at $.25 per share for a total of $3,000.In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘‘public offering.’’ These investors received a memorandum disclosing information on us similar to this prospectus. Each investor also completed a questionnaire to confirm that there were sophisticated and could bear the economic risk of their investment. Each of these investors had some form of prior relationship with Mr. Banysch in that these investors were all either friends or family of Mr. Banysch or friends of the family and friends of Mr. Banysch. Therefore this offering was done with no general solicitation or advertising by Mr. Banysch. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2004, we sold a total of 59,000 shares of our common stock in a private placement to 45 investors at a price per share of $0.25 for an aggregate offering price of $14,750. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Wilma Alexander	1,000
Marilyn Cardinal	1,000
Daphne Carter	1,000
Janet Clarke	2,000
Kerry Donahue	1,000
Elena Eberlein	2,000
Frank Eberlein	2,000
Thomas James Fedichin	1,000
Gordon D. Ford	1,000
Bella M. Foster	1,000
Kenneth M. Foster	1,000
Kathleen Gallagher	2,000
Peter Gallagher	2,000
Laurence C. Gingras	1,000
Madeleine Gingras	1,000
Marion G. Green	1,000
Carol A. Kirkwood	1,000
Cecile L. Lam	1,000
Mary V. McDonald	2,000
Jason Munro Mann	1,000
Christina R. Michalewicz	1,000
Paul M. Michalewicz	1,000
Sally Louise Mutis	2,000
Albert Henry Mutis	2,000
Cindy Olsen	1,000
Shane Olsen	1,000
Ramona Phemister	2,000
Scott Phemister	2,000
Hans Quitzau	1,000
John T. Ramsay	2,000
Glen L. Reid	1,000
Nicole Reilly	1,000
Scott Reilly	1,000
Michael Savvis	1,000

Douglas R. St.Arnault	1,000
Dave R. Thompson	2,000
Karen Thompson	1,000
Arthur Uitto	1,000
Harry K. Urschitz	2,000
Jeff Webb	1,000
Todd Weeks	2,000
Kathy Woods	1,000
Rick Woods	1,000
Wayne Yack	1,000
Glenn K. Yamada	1,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 45 investors, we only issued a total of 59,000 shares in the offering and we only sold the shares at $0.25 per share for a total of $14,750. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘‘public offering.’’ These investors received a memorandum disclosing information on us similar to this prospectus. Each investor also completed a questionnaire to confirm that there were sophisticated and could bear the economic risk of their investment. Each of these investors had some form of prior relationship with Mr. Banysch in that these investors were all either friends or family of Mr. Banysch or friends of the family and friends of Mr. Banysch. Therefore this offering was done with no general solicitation or advertising by Mr. Banysch. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June through September, 2005, we issued an aggregate of $135,000 of 8% Promissory Notes in exchange for loans made to it in the amount of $135,000. Such notes were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these notes and the principal amount of the notes for each noteholder:

Brookshire Holdings, Inc.	$25,000
Arrowhead Consultants, Inc.	$24,000
Timothy B. Ruggiero Profit Sharing Plan	$16,000
Todd Adler	$30,000
John Garrell	$15,000
Daniel Nolan	$25,000

These notes qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of notes a high number of investors. We sold notes to a total of 6 investors, each of whom is an ‘‘accredited investor’’. Furthermore we only sold $135,000 of notes in the offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The securities issued by the Company upon the consummation of the merger discussed in the ‘‘PROSPECTUS SUMMARY’’ at page 1 of the Prospectus were not registered under the Securities Act of 1933, as amended. At the effective time of the merger, each outstanding share of common stock of

MDwerks Global Holdings, Inc. was converted into the right to receive 0.158074 shares of the Company’s common stock. At the effective time of the merger, approximately 59,162,000 shares of MDwerks Global Holdings, Inc. shares of common stock were outstanding and no options or warrants to purchase shares of MDwerks Global Holdings, Inc. common stock were outstanding. As a result of the Merger, the approximately 59,162,000 shares of MDwerks Global Holdings, Inc. that were outstanding were exchanged for approximately 9,352,000 shares of common stock of the Company. Set forth below is a list of shareholders who received shares of common stock in connection with such merger and the number of shares they received:

Name	Number of Shares Received
Peter Dunne	39,519
Rosemarie Manchio	19,715
Steven Brandenburg IRA	11,903
Thomas Stephens	35,077
Ronald & Lydia Hankins JTWROS	13,478
Bernard O’Neil	17,319
Robert Bouvier	1,628
Arthur J. Ballinger	11,959
Roger Hermes	36,452
F. Bradford Wilson	19,805
John & Jeanie Garell JTWROS	62,236
Jai Gaur	988
Phil Dean	39,233
Joseph Morgillo	21,435
Solon Kandel & Vivian Kandel TEN ENT	1,018,310
73142 Corp.	113,813
Arrowhead Consultants, Inc.	294,308
Glenwood Capital, Inc.	294,308
Steven Brandenburg	9,726
Kay Garell Trust	28,041
Wesley Neal	11,856
Sol Bandiero	83,679
Stephen Katz	176,152
Gerald Maresca	71,713
Tonia Pfannenstiel	23,350
Steven Weiss	65,809
Phil Margetts	33,483
Ronald Hankins	13,609
John Garell	16,666
Todd Adler	131,751
Leanne Kennedy	56,501
Jon Zimmerman	54,251
Howard Katz and Denise Katz TEN ENT	1,084,001
Harley Kane	102,334
Lauren Kluger	24,542
MedWerks, LLC	5,115,912
Larry Biggs	59,968
Peter Chung	38,750
Sparta Road, Ltd.	38,750
Todd Snyder	20,000
Frank Essner Trust	20,000
Jason Clark	20,000

These shares of our common stock issued in connection with the merger qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders listed above had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘‘public offering.’’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. Furthermore, each of the shareholders listed above is an ‘‘accredited investor’’ as defined in Regulation D of the Securities Act of 1933.

In connection with the Merger, we completed the closing of a private offering of our securities in which, through December 31, 2005, we sold an aggregate of approximately 64 Units to accredited investors, pursuant to the terms of a Confidential Private Placement Memorandum dated June 13, 2005, as supplemented. Each Unit consists of 10,000 shares of common stock and a warrant to purchase 10,000 shares of common stock. Each warrant entitles the holder to purchase 10,000 shares of common stock for $2.50 per share. The Units were offered by Brookshire Securities Corporation, as placement agent, pursuant to a placement agent agreement under which the placement agent, in addition to a percentage of gross proceeds of the Private Placement, received 96,000 shares of common stock and a warrant to purchase up to an aggregate of 64,000 shares of common stock. We realized gross proceeds from the Private Placement of $1,600,000, before payment of commissions and expenses. The private placement was made solely to ‘‘accredited investors,’’ as that term is defined in Regulation D under the Securities Act of 1933. The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws. Set forth below is a list of the purchasers in the Private Placement and the number of Units purchased:

Name	Amount Paid for Units	Number of Units Purchased
Arrowhead Consultants, Inc.	$149,500.00	5.98
Constantine G. Barbounis	$50,000.00	2
Brookshire Securities Corp.	$17,000.00	0.68
Daniel R. Brown	$25,000.00	1
Jason Clarke / Tanya Clarke (T/E)	$25,000.00	1
Donia Hachem Revocable Trust	$50,000.00	2
Ronald Hankins	$22,000.00	0.88
Philip J. Hempleman	$100,000.00	4
Roger Hermes	$25,000.00	1
Domenico Iannucci	$250,000.00	10
Carlos A. Jimenez	$25,000.00	1
Carlos A. Jimenez and Jason M. Beccaris	$25,000.00	1
JTP Holdings, LLC	$25,000.00	1
Dr. Irving Karten	$25,000.00	1
Rosemarie Manchio	$25,000.00	1
Daniel J. O'Sullivan	$100,000.00	4
Eric W. Penttinen	$25,000.00	1
Jonathan J. Rotella	$25,000.00	1
SCG Capital LLC	$300,000.00	12
Todd Snyder	$50,000.00	2
Thomas S. Stephens	$12,500.00	0.5
Jamie Toddings	$25,000.00	1
Alphonse Tribuiani	$25,000.00	1
Roger Walker	$25,000.00	1
Todd Wiseberg	$50,000.00	2
Jon R. Zimmerman	$50,000.00	2
Robert E. Zimmerman	$75,000.00	3

On June 28, 2006 we completed a private placement offering of Units consisting of one share of Series A Preferred Stock and a three-year warrant to purchase up to 20,000 shares of our common stock at a purchase price of $3.00 per share. We sold an aggregate of 28.33 Units to accredited investors pursuant to the terms of a confidential private placement memorandum, dated February 1, 2006, used in connection with this offering. As of November 9, 2006, 14.0 shares of Series A Convertible Preferred Stock had been converted into 280,000 shares of common stock. The Units were offered by Brookshire Securities Corporation as placement agent. The placement agent received $170,000 in cash and is entitled to 170,000 shares of our common stock and, for nominal consideration, a warrant to purchase up to an aggregate of 56,667 shares of our common stock at a purchase price of $1.50 per share. We realized gross proceeds from this private placement of $1,700,000 before payment of commissions and expenses. The private placement was made solely to ‘‘accredited investors,’’ as that term is defined in Regulation D under the Securities Act of 1933. The shares of Series A Convertible Preferred Stock and warrants to purchase shares of common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration offered by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws. Set forth below is a list of purchasers in this private placement and the number of Units purchased:

Name	Amount Paid for Units	Number of Units Purchased
RAJ Investments Limited Liability Partnership	$60,000	1
Daniel J. O'Sullivan	$120,000	2
Kevin William Walker	$60,000	1
Frank V. Cappo	$120,000	2
Rick A. Bennett	$60,000	1
Rion Needs	$60,000	1
J. Joseph Levine	$60,000	1
Terence Smith	$60,000	1
Tim Johnson	$60,000	1
Joe Sparieino	$60,000	1
Scott McNair	$50,000	0.8333
Gerald F. Huepel, Jr.	$50,000	0.8333
Louise E. Rehling Tr. Dated 3/9/00	$25,000	0.4167
PH D Investments I, LP	$150,000	2.5
Kevin & Brenda Narcomey	$50,000	0.8333
Daniel Craig Sager	$25,000	0.4167
GH Medical PSP	$75,000	1.25
Joseph Lewin	$60,000	1
Joe & Carolyn Hubbard, JTWROS	$60,000	1
John R. Harrison	$60,000	1
Melvin C. Sanders	$60,000	1
Randy Bean Revocable Trust 2/21/05	$30,000	0.5
C. Edward White, Jr./Brenda R. Fortunate, JTWROS	$60,000	1
James W. Lees	$75,000	1.25
M. Michael Anderson	$60,000	1
Sharon Sootin	$90,000	1.50

Institutional Financing

On each of October 20, 2006 and November 9, 2006 we received gross proceeds of $2,375,000 ($4,750,000 in the aggregate) in connection with a financing provided by Gottbetter Capital Master, Ltd., an unaffiliated accredited institutional investor (the ‘‘Investor’’). Pursuant to the terms of a Securities Purchase Agreement that we entered into with the Investor in connection with the financing, we issued two senior secured convertible promissory notes to the Investor, each in the original principal amount of

$2,500,000 (each a ‘‘Senior Note’’ and collectively, the ‘‘Senior Notes’’), five year Series D Warrants to purchase 375,000 shares of our common stock at a price of $2.25 per share (‘‘Series D Warrants’’) and five year Series E Warrants to purchase 375,000 shares of our common stock at a price of $3.25 per share (‘‘Series E Warrants’’).

The Senior Notes bear interest at the rate of 8% per year, payable monthly in arrears, commencing December 1, 2006. Subject to certain mandatory prepayment provisions, and events of default, unpaid principal and interest due under the Senior Notes will become due and payable on October 18, 2009 with respect to the Senior Note sold on October 20, 2006 and on November 9, 2009 with respect to the Senior Note sold on November 9, 2006. The Senior Notes are convertible, at the option of the holder, into shares of our common stock at a price of $2.25 per share (the ‘‘Conversion Price’’), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

The Senior Notes provide for optional redemption by us at a redemption price equal to 110% of the face amount redeemed plus accrued interest.

Events of default will result in a default rate of interest of 15% per year and the holder may require that the Senior Note be redeemed at the Event of Default Redemption Price (as defined in the Senior Notes). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default.

The Senior Notes also provide that in the event of a Change of Control (as defined in the Senior Notes), the holder may require that such holder's Senior Note be redeemed at the Change of Control Redemption Price (as defined in the Senior Notes). The Change of Control Redemption Price includes certain premiums in the event a Senior Note is redeemed in the event of a Change of Control.

The Series D Warrants are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series D Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series D Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series D Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series D Warrants.

The Series E Warrants are exercisable at a price of $3.25 per share for a period of five years from the date of issuance. The Series E Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series E Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series E Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series E Warrants.

We, along with our subsidiaries MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp. and Xeni Medical Billing, Corp., entered into a Security Agreement with the Investor. The Security Agreement provides for a lien in favor of the Investor on all of our assets, including the assets of each of our subsidiaries.

Our subsidiaries, MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp. and Xeni Medical Billing, Corp. entered into a Guaranty Agreement with the Investor, pursuant to which they have agreed to unconditionally guaranty our obligations under the Senior Notes and the documents entered into by us in connection the sale of the Senior Notes.

We also entered into a Registration Rights Agreement and amendments thereto with the Investor. The amended Registration Rights Agreement requires us to file a registration statement covering the resale of 2,777,778 shares underlying the Senior Notes by December 4, 2006. We are required to cause such registration statement to become effective on or before February 2, 2007. In addition to it being an event of default under the Senior Notes, if we fail to cause the registration statement to become effective in the time frame required, or fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, the exercise price of the Series D and the Series E Warrants will immediately be reduced by $0.25 per share and then reduced by an additional $0.10 per share for each thirty day period thereafter that the registration statement is not filed or effective, as the case may be, up to a maximum reduction of $0.65.

Investor is an ‘‘accredited investor,’’ as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. None of the Senior Note, the Series D Warrants, the Series E Warrants or the shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. We made this determination based on the representations of the Investor, which included, in pertinent part, that the Investor is an ‘‘accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that the Investor was acquiring the Senior Notes, the Series D Warrants and the Series E Warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that Investor understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Loans from Unaffiliated Third Parties

On August 24, 2006, we received gross proceeds of $250,000 (net proceeds of $236,566, after expenses) in connection with a financing provided by Mr. David Goldner, an unaffiliated accredited investor (the ‘‘Goldner Financing’’). In connection with the financing, we issued a secured promissory note to Mr. Goldner in the original principal amount of $250,000 (the ‘‘Goldner Note’’) and a three year warrant to purchase 111,111 shares of our common stock at a price of $2.25 per share (the ‘‘Class C Warrant’’) The Goldner Note bears interest at the rate of 7% per year, payable monthly in arrears. Subject to certain mandatory prepayment provisions, unpaid principal and interest due under the Goldner Note will become due and payable on August 24, 2007. Our obligations under the Goldner Note and the agreements entered into in connection with the financing are guaranteed by our subsidiary, Xeni Financial Services, Corp. pursuant to the terms of a guaranty agreement (the ‘‘Xeni Guaranty’’). The performance of our obligations and the obligations of Xeni Financial Services in connection with the Goldner Note, the Xeni Guaranty and the security agreement entered into in connection with the financing (the ‘‘Security Agreement’’) are secured by a security interest in the Revolving Line of Credit Loan Agreement, dated September 29, 2005, between Xeni Financial Services, Corp. and Mobile Diagnostic Imaging, Inc. (the ‘‘MDI Revolver Loan Agreement’’) and all other loan documents related to MDI Revolver Loan Agreement, including two promissory notes in the original principal amounts of $250,000 and $121,068 issued by Mobile Diagnostic Imaging, Inc. to Xeni Financial Services, Corp. We intend to use the net proceeds of the financing for general working capital purposes. In connection with the financing described above, we issued the Goldner Note and the Class C Warrant to Mr. Goldner pursuant to the term of a Subscription Agreement. In the Subscription Agreement we granted Mr. Goldner ‘‘piggyback’’ registration rights. Mr. Goldner is an ‘‘accredited investor,’’ as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act.

On August 24, 2006, our subsidiary Xeni Financial Services, Corp. (Xeni Financial) received gross proceeds of $110,000 (net proceeds of $100,000, after expenses) in connection with a financing provided equally by Mr. Frank Grenier and Mr. Eugene Grenier, both unaffiliated accredited investors (the ‘‘Greniers’’). In connection with the financing, Xeni Financial issued two Promissory Notes to the Greniers each in the original amount of $55,000 (the ‘‘Grenier Notes’’) and 5,000 shares of common stock to each of Mr. Frank Grenier and Mr. Eugene Grenier. The Grenier Notes bear interest at 10% per year, and both interest and principal are due on the January 21, 2007 Maturity Date; Xeni Financial is entitled to one 60 day extension of the Maturity Date. We intend to use the net proceeds of the financing for general working capital purposes. In connection with the financing described above, we issued the Grenier

Notes to the Greniers pursuant to the term of a Subscription Agreement. In the Subscription Agreement we granted the Greniers ‘‘piggyback’’ registration rights. The Greniers are ‘‘accredited investors,’’ as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act.

EXHIBITS

Exhibit No.	Exhibits
3.1	Company Certificate of Incorporation[1]
3.2	Amendment to Company’ Certificate of Incorporation changing name to MDwerks, Inc. and amending terms of Blank Check Preferred Stock[2]
3.3	Certificate of Designations Designating Series A Convertible Preferred Stock.[3]
3.4	Bylaws of the Company.[4]
4.1	MDwerks, Inc. 2005 Incentive Compensation Plan.[5]
4.2	Form of Warrants to purchase shares of Common Stock at a price of $2.50 per share.[6]
4.3	Form of Warrants issued to Placement Agent (and sub-agents) to purchase shares of Common Stock at a price of $1.25 per share.[7]
4.4	Form of Series A Warrants to purchase shares of Common Stock at a price of $3.00 per share.[8]
4.5	Form of Series A Warrants issued to Placement Agent and sub-agents to purchase shares of Common Stock at a price of $1.50 per share.[9]
4.6	Promissory Note issued to David Goldner[10]
4.7	Class C Warrant to purchase shares of Common Stock at a price of $2.25 per share[11]
4.8	Promissory Note issued to Frank Grenier[12]
4.9	Promissory Note issued to Eugene Grenier[13]
4.10	Securities Purchase Agreement by and between Investor and MDwerks, Inc.[14]
4.11	Form of Series D Warrant to purchase shares of Common Stock at a price of $2.25 per share[15]
4.12	Form of Series E Warrant to purchase shares of Common Stock at a price of $3.25 per share[16]
4.13	Form of Senior Secured Convertible Note[17]
4.14	Registration Rights Agreement between MDwerks, Inc. and Investor[18]
5.1	Legal Opinion of Peckar & Abramson, P.C.[19]
10.1	Agreement of Merger and Plan of Reorganization among Western Exploration, Inc., MDwerks Acquisition Corp. and MDwerks Global Holdings, Inc.[20]
10.2	Placement Agent Agreement by and among the Company, MDwerks and Brookshire Securities Corporation.[21]
10.3	Form of Lock Up Agreement between the Company and executive officers and certain stockholders.[22]
10.4	Form of Private Placement Subscription Agreement.[23]
10.5	Form of Senior Executive Level Employment Agreement between MDwerks, Inc. and each of Howard B. Katz, Solon L. Kandel and Vincent Colangelo.[24]
10.6	Form of Executive Level Employment Agreement between MDwerks, Inc. and each of Stephen Weiss and Gerard J. Maresca.[25]
10.7	Guaranty issued to David Goldner by Xeni Financial Services, Corp.[26]
10.8	Security Agreement between Xeni Financial Services, Corp. and David Goldner[27]
10.9	Subscription Agreement between MDwerks, Inc. and David Goldner[28]
10.10	Form of Subscription Agreement between MDwerks, Inc. and Frank Greiner and Eugene Grenier[29]
10.11	Guaranty issued to Investor by Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.
10.12	Security Agreement by and among Investor, MDwerks, Inc., Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.[31]
10.13	Closing Agreement by and between Investor and MDwerks, Inc. Modifying and Waiving Registration Rights Provisions[32]
14.1	Code of Ethics[33]
22.1	Subsidiaries[34]
23.1	Consent of Goldstein Golub Kessler LLP[35]

Exhibit No.	Exhibits
99.1	Audit Committee Charter[36]
99.2	Compensation Committee Charter[37]

[1]	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on August 12, 2004.

[2]	Incorporated by reference to Exhibit 3.1 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[3]	Previously filed.

[4]	Incorporated by reference to our Registration Statement on Form SB-2, filed with the SEC on August 12, 2004.

[5]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[6]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[7]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[8]	Previously filed.

[9]	Previously filed.

[10]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[11]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[12]	Previously filed.

[13]	Previously filed.

[14]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[15]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[16]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[17]	Incorporated by reference to Exhibit 4.4 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[18]	Incorporated by reference to Exhibit 4.5 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[19]	Previously filed.

[20]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on October 13, 2005.

[21]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[22]	Incorporated by Reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[23]	Incorporated by reference to Exhibit 10.4 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[24]	Previously filed.

[25]	Previously filed.

[26]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[27]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[28]	Incorporated by reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[29]	Previously filed.

[30]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[31]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[32]	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on November 13, 2006.

[33]	Incorporated by reference to Exhibit 14.1 included with our Current Report on Form 8-K filed with the SEC on November 18, 2005.

[34]	Previously filed.

[35]	Previously filed.

[36]	Incorporated by reference to Exhibit 99.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[37]	Incorporated by reference to Exhibit 99.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.	Include any additional or changed material information on the plan of distribution.

2.	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to any such purchaser by eans of any of the following communications, the undersigned small business issure will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to he offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering contained material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ‘‘Act’’) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Deerfield Beach, State of Florida on December 5, 2006.

MDwerks, INC.
By:	/s/ Howard B. Katz
Name: Howard B. Katz
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard B. Katz, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Date: December 5, 2006	By:	/s/ Howard B. Katz
Name: Howard B. Katz
Title: Chief Executive Officer and Director
Date: December 5, 2006	By:	/s/ Solon Kandel
Name: Solon Kandel
Title: President and Director
Date: December 5, 2006	By:	/s/ Vincent Colangelo
Name: Vincent Colangelo
Title: Chief Financial Officer
Date: December 5, 2006	By:	/s/ David M. Barnes
Name: David M. Barnes
Title: Director
Date: December 5, 2006	By:	/s/ Peter Dunne
Name: Peter Dunne
Title: Director
Date: December 5, 2006	By:	/s/ Paul Kushner
Name: Paul Kushner
Title: Director

EXHIBIT INDEX

Exhibit No.	Exhibits
3.1	Company Certificate of Incorporation[1]
3.2	Amendment to Company’ Certificate of Incorporation changing name to MDwerks, Inc. and amending terms of Blank Check Preferred Stock[2]
3.3	Certificate of Designations Designating Series A Convertible Preferred Stock.[3]
3.4	Bylaws of the Company.[4]
4.1	MDwerks, Inc. 2005 Incentive Compensation Plan.[5]
4.2	Form of Warrants to purchase shares of Common Stock at a price of $2.50 per share.[6]
4.3	Form of Warrants issued to Placement Agent (and sub-agents) to purchase shares of Common Stock at a price of $1.25 per share.[7]
4.4	Form of Series A Warrants to purchase shares of Common Stock at a price of $3.00 per share.[8]
4.5	Form of Series A Warrants issued to Placement Agent and sub-agents to purchase shares of Common Stock at a price of $1.50 per share.[9]
4.6	Promissory Note issued to David Goldner[10]
4.7	Class C Warrant to purchase shares of Common Stock at a price of $2.25 per share[11]
4.8	Promissory Note issued to Frank Grenier[12]
4.9	Promissory Note issued to Eugene Grenier[13]
4.10	Securities Purchase Agreement by and between Investor and MDwerks, Inc.[14]
4.11	Form of Series D Warrant to purchase shares of Common Stock at a price of $2.25 per share[15]
4.12	Form of Series E Warrant to purchase shares of Common Stock at a price of $3.25 per share[16]
4.13	Form of Senior Secured Convertible Note[17]
4.14	Registration Rights Agreement between MDwerks, Inc. and Investor[18]
5.1	Legal Opinion of Peckar & Abramson, P.C.[19]
10.1	Agreement of Merger and Plan of Reorganization among Western Exploration, Inc., MDwerks Acquisition Corp. and MDwerks Global Holdings, Inc.[20]
10.2	Placement Agent Agreement by and among the Company, MDwerks and Brookshire Securities Corporation.[21]
10.3	Form of Lock Up Agreement between the Company and executive officers and certain stockholders.[22]
10.4	Form of Private Placement Subscription Agreement.[23]
10.5	Form of Senior Executive Level Employment Agreement between MDwerks, Inc. and each of Howard B. Katz, Solon L. Kandel and Vincent Colangelo.[24]
10.6	Form of Executive Level Employment Agreement between MDwerks, Inc. and each of Stephen Weiss and Gerard J. Maresca.[25]
10.7	Guaranty issued to David Goldner by Xeni Financial Services, Corp.[26]
10.8	Security Agreement between Xeni Financial Services, Corp. and David Goldner[27]
10.9	Subscription Agreement between MDwerks, Inc. and David Goldner[28]
10.10	Form of Subscription Agreement between MDwerks, Inc. and Frank Greiner and Eugene Grenier[29]
10.11	Guaranty issued to Investor by Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.[30]
10.12	Security Agreement by and among Investor, MDwerks, Inc., Xeni Financial Services, Corp., Xeni Medical Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.[31]
10.13	Closing Agreement by and between Investor and MDwerks, Inc. Modifying and Waiving Registration Rights Provisions[32]
14.1	Code of Ethics[33]
22.1	Subsidiaries[34]
23.1	Consent of Goldstein Golub Kessler LLP[35]

Exhibit No.	Exhibits
99.1	Audit Committee Charter[36]
99.2	Compensation Committee Charter[37]

[1]	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on August 12, 2004.

[2]	Incorporated by reference to Exhibit 3.1 included with our Current Report on Form 8-K filed with the SEC on November 18, 2005.

[3]	Previously filed.

[4]	Incorporated by reference to our Registration Statement on Form SB-2, filed with the SEC on August 12, 2004.

[5]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[6]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[7]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[8]	Previously filed.

[9]	Previously filed.

[10]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[11]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[12]	Previously filed.

[13]	Previously filed.

[14]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[15]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[16]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[17]	Incorporated by reference to Exhibit 4.4 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[18]	Incorporated by reference to Exhibit 4.5 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[19]	Previously filed.

[20]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on October 13, 2005.

[21]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[22]	Incorporated by Reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[23]	Incorporated by reference to Exhibit 10.4 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[24]	Previously filed.

[25]	Previously filed.

[26]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[27]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[28]	Incorporated by reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[29]	Previously filed.

[30]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[31]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[32]	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on November 13, 2006.

[33]	Incorporated by reference to Exhibit 14.1 included with our Current Report on Form 8-K filed with the SEC on November 18, 2005.

[34]	Previously filed.

[35]	Previously filed.

[36]	Incorporated by reference to Exhibit 99.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[37]	Incorporated by reference to Exhibit 99.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.